UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2009

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 26, 2009, the Board of Directors of i2 Technologies, Inc. (the “Company”) approved an amendment to the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), effective immediately, that amended Section 2.5 of the Bylaws to expand the information required to be included in the notice that must be provided by any stockholder who submits a nomination for election to the Board or who introduces business to be conducted at an annual meeting or special meeting. The amendments expand the information required in the proponent stockholder’s notice to the Company such that, in addition to the existing requirements, the stockholder must provide:

•	the reasons for conducting such business at the meeting;

•

a description of any material interests in the proposed business of the stockholder and any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such stockholder (a “Stockholder Associated Person”) and any anticipated benefits to the stockholder or such Stockholder Associated Person;

•

additional information regarding (i) the ownership interests of the stockholder and any Stockholder Associated Person, (ii) any derivative instrument, hedging transactions or other agreements that could or are intended to increase or decrease the stockholder’s or any Stockholder Associated Person’s economic interests in the Company’s stock or voting rights in the Company’s stock; (iii) the details of any proxy or other arrangement pursuant to which the stockholder has the right to vote shares of the Company; (iv) all other material interests of the stockholder and the Stockholder Associated Person in such nomination or proposal or capital stock of the Company; and (v) a list of all transactions by the stockholder and each Stockholder Associated Person involving the Company’s capital stock or any of the aforementioned matters within the six month period prior to the date of the notice or the record date, as the case may be;

•

a description of all contracts, arrangements, understandings or relationships between the stockholder and any Stockholder Associated Persons and each nominee and any other person or persons (including their names) pursuant to which the nomination is to be made by the stockholder; and

•

a description of all contracts, arrangements, understandings or relationships between the stockholder and any Stockholder Associated Person or between the stockholder or any Stockholder Associated Person and any other persons (including their names) that relate to the proposal of such business by the stockholder.

The Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In addition to certain other minor changes and clarifications, the amendments also clarify that (i) only persons nominated in accordance with Section 2.5 may be elected as directors at any stockholder meeting and only other business proposed in accordance with Section 2.5 of the Bylaws may be conducted at a stockholder meeting and (ii) nothing in the advance notice requirements shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The foregoing description of the changes effected by the amendments to the Bylaws is qualified in its entirety by reference to the provisions of Section 2.5 as revised, as set forth in the Amended and Restated Bylaws filed as Exhibit 3.1 to this current report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of i2 Technologies, Inc., as amended through January 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2009	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer